SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 20, 2006

KITE REALTY GROUP TRUST

(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	1-32268 (Commission File Number)	11-3715772 (IRS Employer Identification Number)

30 S. Meridian Street Suite 1100 Indianapolis, IN (Address of principal executive offices)		46204 (Zip Code)

(317) 577-5600

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On October 20, 2006, Kite Realty Group Trust (the “Company”) and Kite Realty Group, L.P. (the “Operating Partnership”) entered into a Sales Agreement (the “Agreement”) with Cantor Fitzgerald & Co.  Under the terms of the Agreement, the Company may offer and sell up to $25,000,000 of its common shares of beneficial interest (the “Shares”) from time to time under a controlled equity offering program under which Cantor Fitzgerald & Co. will act as the Company’s agent and/or principal for the offer and sale of the Shares.  A copy of the Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits

(a)  Not applicable.

(b)  Not applicable.

(c)  Not applicable.

(d)  Exhibits.

Exhibit Number	Description

1.1	Sales Agreement, dated as of October 20, 2006, by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co. (the “Agreement”)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Shares related to the Agreement

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KITE REALTY GROUP TRUST

Date: October 20, 2006	By:	/s/ Daniel R. Sink
Daniel R. Sink
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Sales Agreement, dated as of October 20, 2006, by and among the Company, the Operating Partnership and Cantor Fitzgerald & Co. (the “Agreement”)

5.1	Opinion of Hogan & Hartson L.L.P. regarding the legality of the Shares related to the Agreement

8.1	Opinion of Hogan & Hartson L.L.P. regarding certain tax matters